Center Bancorp, Inc. Successfully Completes Rights Offering

UNION, N.J., October 7, 2009 (GLOBE NEWSWIRE) -- Center Bancorp, Inc. (Nasdaq:CNBC), parent company of Union Center National Bank (UCNB), today announced that the Corporation has completed its rights offering. Stockholders exercised subscription rights to purchase 1,137,896 shares of the 1,571,428 shares offered at a subscription price of $7.00 per share, raising gross proceeds of approximately $8.0 million. The 433,532 shares not subscribed for pursuant to the exercise of the basic subscription privileges and over-subscription privileges were purchased by the standby purchaser for a purchase price of approximately $3.0 million.  The proceeds from the rights offering and standby purchase will be used to repay the U.S. Treasury in connection with the TARP Capital Purchase Program.

About Center Bancorp:

Center Bancorp, Inc. is a financial services holding company and operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Wealth Management Division, which includes its wholly owned subsidiary, Center Financial Group LLC, provides financial services, including brokerage services, insurance and annuities, mutual funds, financial planning, estate and tax planning, trust, elder care and benefit plan administration. Center additionally offers title insurance services in connection with the closing of real estate transactions through two subsidiaries, Union Title Company and Center Title Company.

The Bank currently operates 13 banking locations in Union and Morris counties in New Jersey. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown, Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Chatham and Madison New Jersey Transit train stations, and the Boys and Girls Club of Union.

While the Bank's primary market area is comprised of Morris and Union Counties, New Jersey, the Corporation has expanded to northern and central New Jersey. At June 30, 2009, the Bank had total assets of $1.3 billion, total deposit funding sources, which includes overnight repurchase agreements, of $979.3 million and stockholders' equity of $89.5 million. For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com

Forward-Looking Statements

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

CONTACT:  Center Bancorp, Inc.
          Investor Inquiries:
          Anthony C. Weagley, President & Chief Executive Officer
          Joseph Gangemi, Investor Relations
          (908) 206-2886